As filed with the Securities and Exchange Commission on December 4, 2012
Registration No. 333-29027

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-8 TO FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
BAKER HUGHES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	76-0207995
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(Address of Principal Executive Offices, including Zip Code)

Drilex International Inc. Stock Option Plan
(Full title of the plan)

Alan R. Crain, Esq.
Senior Vice President and General Counsel
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(713) 439-8600
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Christine B. LaFollette
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

POST-EFFECTIVE AMENDMENT NO. 2

Baker Hughes Incorporated (the “Registrant”) is filing this Post-Effective Amendment No. 2 to the Registration Statement No. 333-29027 filed on July 15, 1997 on Form S-8 to Form S-4 (the “Registration Statement”) to deregister all of the securities that were previously registered and remain unsold or otherwise unissued under the Drilex International Inc. Stock Option Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of November, 2012.

BAKER HUGHES INCORPORATED
By:	/s/ Martin S. Craighead
Martin S. Craighead
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 30th day of November, 2012, by the following persons in the capacities indicated below.

Signature	Title

/s/ Martin S. Craighead Martin S. Craighead	President and Chief Executive Officer (Principal Executive Officer)
/s/ Peter A. Ragauss Peter A. Ragauss	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Alan J. Keifer Alan J. Keifer	Controller
/s/ Chad C. Deaton Chad C. Deaton	Executive Chairman
Larry D. Brady	Director
Clarence P. Cazalot, Jr.	Director
/s/ Lynn L. Elsenhans Lynn L. Elsenhans	Director
/s/ Anthony G. Fernandes Anthony G. Fernandes	Director

Claire W. Gargalli	Director
Pierre H. Jungels	Director
/s/ James A. Lash James A. Lash	Director
/s/ J. Larry Nichols J. Larry Nichols	Director
/s/ H. John Riley H. John Riley	Director
/s/ James W. Stewart James W. Stewart	Director
/s Charles L. Watson Charles L. Watson	Director